Exhibit 5.1

Dykema Gossett PLC. 39577 Woodward Avenue Suite 300 Bloomfield Hills, MI 48304 WWW.DYKEMA.COM Tel: (248) 203-0700 Fax: (248) 203-0763

June 29, 2015

Vericel Corporation
64 Sidney Street
Cambridge, Massachusetts 02139

Re:                             Vericel Corporation Registration Statement on Form S-3 (the “Registration Statement”)

Dear Ladies and Gentlemen:

As special counsel for Vericel Corporation, a Michigan corporation (the “Company”), we are rendering this opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement of the Company on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the Company’s:

(i)                                     common stock, without par value per share (the “Common Stock”);

(ii)                                  preferred stock, without par value per share (the “Preferred Stock”);

(iii)                               senior debt securities (the “Senior Debt Securities”) to be issued under the senior indenture (the “Senior Indenture”);

(iv)                              subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued under the subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”);

(v)                                 warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

(vi)                              units representing an interest in two or more securities, which may be or may not be separable from one another (the “Units”)

Collectively, the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are referred to herein as the “Securities”.  The Securities may be issued from time to time

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in one or more offerings on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $100,000,000. The Securities are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and one or more prospectus supplements.

We have been advised by the Company that:

A.                                    The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors or an authorized committee thereof, or in an amendment to the Company’s Restated Articles of Incorporation to be approved by the Company’s Board of Directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a report to be filed by the Company with the Commission after the Registration Statement has become effective and incorporated into the Registration Statement by reference;

B.                                    The Senior Debt Securities may be issued pursuant to the Senior Indenture between the Company and a trustee to be named in such Indenture, which Indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a report to be filed by the Company with the Commission after the Registration Statement has become effective and incorporated into the Registration Statement by reference;

C.                                    The Subordinated Debt Securities may be issued pursuant to the Subordinated Indenture between the Company and a trustee to be named in such Indenture, which Indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a report to be filed by the Company with the Commission after the Registration Statement has become effective and incorporated into the Registration Statement by reference;

D.                                    Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and the purchaser or a warrant agent on behalf of multiple purchasers (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a report to be filed by the Company with the Commission after the Registration Statement has become effective and incorporated into the Registration Statement by reference; and

E.                                     Units may be issued pursuant to a unit agreement between the Company and a bank or other financial institution as unit agent (the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a report to be filed by the Company with the Commission after the Registration Statement has become effective and incorporated into the Registration Statement by reference.

In rendering the opinions set forth below, we have examined the Registration Statement (including the exhibits thereto), the originals or copies, certified or otherwise identified to our satisfaction, of the restated articles of incorporation (“Restated Articles of Incorporation”) and the bylaws (the “Bylaws”) of the Company as amended to date, resolutions adopted by the Company’s Board of Directors, and such other documents, corporate records, and instruments, and such laws and regulations, relating to the Company and the issuance and sale of the Securities as we have deemed necessary for purposes of rendering the opinions set forth herein.  We have also relied as to certain matters on information obtained from public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof.  We have also assumed that all information contained in all documents reviewed by us is true and correct.  We have further assumed without independent investigation that:

(i)                                     at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement, and any supplements and amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(ii)                                  at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with the Restated Articles of Incorporation, Bylaws, and all applicable laws;

(iii)                               all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)                              at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in the opinions expressed below) shall have been duly completed and shall remain in full force and effect;

(v)                                 the Company has reserved from its authorized but unissued and unreserved shares of stock, as applicable, a number sufficient to issue all Securities, and upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its Restated Articles of Incorporation and other relevant documents;

(vi)                              in the case of Debt Securities, at the Relevant Time, the relevant Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

(vii)                           at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and validly executed and delivered by the Company and the other parties thereto; and

(viii)                        the Company will, at the time of issuance, be validly incorporated, validly in existence, and in good standing under Michigan law.

As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.  In addition, we have assumed that the certificates representing the Securities will be duly executed and delivered.

On the basis of the foregoing, we are of the following opinions:

1.                                      The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or a properly authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for a consideration that the Board of Directors or such committee determines as adequate (any such specific authorization of Securities being “Authorizing Resolutions”), (ii) the terms of the offer and sale of the Common Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions, (iv) if the shares of Common Stock are issued upon exercise, conversion or exchange of any Convertible Security, such Convertible Security was previously validly issued and is fully paid and nonassessable or is a legal, valid and binding obligation of the Company, and (v) certificates evidencing the shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with the Bylaws and applicable law, or the shares are issued in uncertificated form in compliance with applicable law and the Company’s Bylaws.

2.                                      The Preferred Stock will be validly issued, fully paid and nonassessable, provided that (i) such Preferred Stock is specifically authorized for issuance by Authorizing Resolutions, (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s Board of Directors or a properly authorized committee thereof, or an amendment to the Company’s Restated Articles of Incorporation approved by the Company’s Board of Directors and shareholders, has been filed with the Department of Licensing and Regulatory Affairs of the State of Michigan, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions, (vi) if the shares of Preferred Stock are issued upon exercise, conversion or exchange of any Convertible Security, such Convertible Security was previously validly issued and is fully paid and nonassessable or is a legal, valid and binding obligation of the Company, and (vii) certificates evidencing the shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, or the shares are issued in uncertificated form in compliance with applicable law and the Company’s Bylaws.

3.                                      The Debt Securities, when issued and sold in accordance with the applicable Indenture and any applicable purchase or agency agreement will constitute valid and legally binding obligations of the Company, provided that (i) such Debt Securities, the sale thereof and the related Indenture and all supplemental indentures are specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture, the Company’s Restated Articles of Incorporation and Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Indenture and any supplemental indenture in respect of such Debt Securities has been duly authorized, executed and delivered by each party thereto and such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and offered, issued and sold as contemplated in the Registration Statement, (v) the Debt Securities have been duly delivered to the purchasers thereof, in consideration for which the Company has received the consideration provided for in the applicable Authorizing Resolutions and (vi) a Form T-1 has been filed with the Commission with respect to the trustee executing any Indenture or any supplemental indenture to such Indenture.

4.                                      The Warrant Agreement and related Warrants will constitute valid and legally binding obligations of the Company, provided that (i) the Warrant Agreement and related Warrants are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Warrant

Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

5.                                      The Unit Agreement will constitute the valid and legally binding obligation of the Company, provided that (i) the underlying Units and Securities comprising the Units are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Units and related Securities are to be issued, their form and content, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement and the Authorizing Resolutions, (iv) the Unit Agreement and the offer, issuance and sale of the Units and related Securities do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units and related Securities have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

The foregoing opinions are limited to the laws of the states of Michigan and New York.  We express no opinion and make no representation with respect to the law of any other jurisdictions.  We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities, Warrants and Units while the Registration Statement is in effect.  The Company has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws as in effect on the date hereof.  We understand that prior to issuing any Securities pursuant to the Registration Statement (i) the

Company will advise us in writing of the terms thereof, and (ii) the Company will afford us an opportunity to (a) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (b) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ DYKEMA GOSSETT PLLC

DYKEMA GOSSETT PLLC

/jmw